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                                   AMENDMENT,

                               DATED MAY 20, 2002,

                                       TO

                          ACCOUNTING SERVICES AGREEMENT

                           BETWEEN RYDEX SERIES FUNDS

                         AND RYDEX FUND SERVICES, INC.,

                            DATED SEPTEMBER 25, 1996,

                                   AS AMENDED












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                                  AMENDMENT TO

                          ACCOUNTING SERVICES AGREEMENT

                                     BETWEEN

                               RYDEX SERIES FUNDS

                                       AND

                            RYDEX FUND SERVICES, INC.

The following Amendment is made to the Accounting Services Agreement between the Trust and the Servicer, and is hereby incorporated into and made a part of the Accounting Services Agreement:

                    The fourth paragraph under the section "Witnesseth" of the Accounting Services Agreement is amended, effective May 20, 2002, to read as follows:

                    WHEREAS, the board of trustees of the trust, pursuant to
          Article IV, Section 4.01(o), "Board of Trustees; Powers," of the Trust Declaration, have created the following series of shares of the Trust:
          The U.S. Government Bond Fund, The U.S. Government Money Market Fund, The Nova Fund, The Ursa Fund, The Arktos Fund, The Juno Fund, The Nova Master Fund, The Ursa Master Fund, The OTC Master Fund, The Arktos Master Fund, The Juno Master Fund, The Medius Master Fund, The Rydex OTC Fund, The Large-Cap Europe Fund, The Large-Cap Japan Fund, The Mekros Fund, The Medius Fund, The All-Cap Value Fund, The Banking Fund, The Basic Materials Fund, The Biotechnology Fund, The Consumer Products Fund, THE CORE EQUITY FUND, The Electronics Fund, The Energy Fund, The Energy Services Fund, The Financial Services Fund, The Health Care Fund, The Internet Fund, The Leisure Fund, The Precious Metals Fund, The Real Estate Fund, The Retailing Fund, The Sector Rotation Fund, The Technology Fund, The Telecommunications Fund, and The Transportation Fund, and The Utilities Fund (collectively, the "Rydex Funds");

          ADDITIONS and [DELETIONS] are noted in BOLD.

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           In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the 20th day of May 2002.

                                                RYDEX SERIES FUNDS

                                                --------------------------------
                                                By:        Albert P. Viragh, Jr.
                                                Title:     President


                                                RYDEX FUND SERVICES, INC.

                                                --------------------------------
                                                By:        Albert P. Viragh, Jr.
                                                Title:     President